Exhibit 99.1 - HRS1179 Press Release

Congressman Danny K. Davis (Il-7th) submitted House Resolution 1179, legislation that puts Congress on record in supporting biotechnology firms that meet small business standards, their intellectual property, the importance of the impact of various innovative therapies to treat a variety of life threatening conditions, including pandemic diseases. Immunotech Laboratories, Inc. (IMMB), which is developing a unique Immune Therapeutic treatment for HIV/AIDS along with a group of other Biotech companies, has taken an active role supporting the legislation and actively working for its eventual passage. The legislation encourages Federal agencies to develop a coordinated, national approach to the small biotechnology sector to develop and coordinate resources and funding mechanisms to preserve and enhance the survival of these firms. The resolution can be found online at http://thomas.gov/cgi-bin/query/z?c111:H.RES.1179: or in the text below.

"Almost every state has a variety of biotechnology companies vital to the health and well-being of the people and economy of that state. This is a non-partisan issue and I ask my fellow Members, both Democrats and Republicans, to join me in this effort," Rep. Davis said. "Biotechnology is an important contributor to the jobs and intellectual capital. It promotes healthcare innovation across the country and an ability to compete in a global marketplace."

“Immunotech’s Irreversible Pepsin Fraction (IPF) displays significant antiviral activity without indications of resistance based on lab data,” said Harry Zhabilov, Chief Science Officer, Immunotech Laboratories during the 5th European Conference on Clinical and Social Research on AIDS and Drugs, Vilnius, Lithuania.

 David Miller, Vice President of Clinical Operations and Government Affairs at Immunotech Labs. “Proteins encoded by these pathogens enter the endogenous pathway for antigen presentation and are expressed on the surface of the infected cell as a complex with class l MHC- proteins. IPF appears to present a novel mechanism to reduce viral burden and stimulate immune responses to the virus for patients with significant antiretroviral resistance.”

The legislation encourages therapies and new drug development to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases, including those in medically underserved communities. The key to the legislation is congressional support of point of care therapeutics and diagnostics by emerging and small biotechnology firms for domestic and global use.

“It is a great pleasure to note that within the several sciences noted in House Resolution 1179, Irreversible Pepsin Fraction is one that Immunotech Laboratories, Inc. has as its main platform technology and holds the patent for,” said Harry Zhabilov, Chief Science Officer of Immunotech.

About Immunotech Laboratories, Inc.

Immunotech Laboratories Inc. (IMMB) has indefinite licensing rights of the Irreversible Pepsin Fraction (IPF) peptide molecule for the specific treatment of the HIV/AIDS indication. IPF has demonstrated to have both fusion inhibitor and immunomodulator capabilities during in vitro studies with no viral resistance. Researchers hope this will provide opportunities for patients that have already shown resistance to one or more antiretroviral therapies.

Immunotech Laboratories develops novel therapeutic molecules for the treatment of HIV/AIDS. The Company maintains a research pipeline with potential treatments for pre-natal and pediatric HIV/AIDS patients, with intent to pursue a preventive HIV vaccine. The U.S. Patent office has granted full patent rights for IPF under patent number 7479538. Immunotech Laboratories intends to complete pre-clinical studies in order to obtain FDA clearance to initiate clinical phase I studies, which are projected to start the 4th quarter of 2010. The Company is seeking fast track status designation from the FDA.

 The text of H. RES. 1179 follows:

111th CONGRESS

2d Session

H. RES. 1179

Expressing the sense of the House of Representatives that biotechnology firms meeting small business standards are critical to the United States, its people and its economy because they create new medicines, services, and jobs and meet unmet needs related to populations and patients with infectious and chronic diseases, including those of medically underserved populations.

IN THE HOUSE OF REPRESENTATIVES

March 12, 2010

Mr. DAVIS of Illinois submitted the following resolution; which was referred to the Committee on Energy and Commerce

RESOLUTION

Expressing the sense of the House of Representatives that biotechnology firms meeting small business standards are critical to the United States, its people and its economy because they create new medicines, services, and jobs and meet unmet needs related to populations and patients with infectious and chronic diseases, including those of medically underserved populations.

Whereas small biotechnology firms have developed intellectual property that is of value to the health and well-being of the people in the United States and the world;

Whereas small biotechnology firms deserve a comprehensive, prompt, direct, and effective review of their products and processes by all Federal agencies of jurisdiction;

Whereas HIV/AIDS, the most virulent strains of tuberculosis, Hepatitis C, pandemic diseases, and other life threatening conditions, including cardiovascular conditions, stroke, cancer, sickle cell, neurological conditions, gastrointestinal, infectious, autoimmune, and mental illness diseases, are an increasing threat to the life, safety, and the fiscal balance of State and local health public health organizations, especially in areas with high proportions of underserved and under-resourced populations;

Whereas over 1,100,000 persons in the United States are living with HIV/AIDS, including a large number of racial and ethnic minorities;

Whereas there is a need to encourage therapies and new drug development to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases, including those in medically underserved communities;

Whereas new antibiotic and biologic medicines for these infections and diseases will not only save lives, but provide cost savings vitally important to the improvement of the Nation's health and the reduction of health care costs; and

Whereas small business biotechnology firms need Federal assistance to commercialize products related to new and promising technologies, including therapeutics for drug resistant pathogens, new approaches to antibiotics based on defensin mimetics, adenosine-based synthetic blood substitutes, allogeneic cellular immune therapy, peptide-based and nanoparticle-based therapeutic HIV vaccines, HIV vaccine adjuvants, immune-based therapies including irreversible pepsin fraction, cytokines, and hormones, innovative clinical interventions for adverse, debilitating drug related events such as peripheral neuropathy, HIV antiviral therapies, and processes including lentiviral-based gene therapy, antiviral hyperactivation limiting therapeutics, autologous dendritic cell therapy, Pyrimidinedione-based NNRTIs, dual tropic CCR5 antagonists, point-of-care rapid diagnostics, and therapeutic nutrition: Now, therefore, be it

Resolved, That the House of Representatives--

(1) recognizes that the public deserves the safest, most effective, and efficient processes in regards to saving the lives of people living in the United States with infectious and chronic diseases;

(2) supports the domestic development and commercialization of biotechnology research by firms meeting small business size standards and collaborations with university-based biotechnology research facilities;

(3) supports and seeks to encourage the advancement of United States-based commercialization of point of care therapeutics and diagnostics by emerging and small business biotechnology firms for domestic and global use;

(4) recognizes the need to coordinate existing public funding to help small business biotechnology firms whose products may be lost due to domestic economic conditions, and fund critical paths for small biotechnology drug development and for regulatory review and commercial approval;

(5) encourages the development of a formalized, national strategic framework to facilitate technological advancements in improving the commercialization processes for small business biotechnology firms;

(6) wishes to promote and encourage the creation of incentives for small business biotechnology companies that perform basic and applied research through the development and commercialization of biotechnology products and processes and their diffusion into national and local economies to improve the quality of life of people in the United States;

(7) encourages the development of a comprehensive approach to describing disease populations and the production of comprehensive research programs that are current with evolving biotechnology and the unmet needs of diverse patient populations; and

(8) encourages the Office of the Secretary of the Department of Health and Human Services to develop a Federal Biotechnology Coordinating Council representative of small business biotechnology companies, research facilities, and Federal agencies with a strategic initiative to facilitate development and preserve these small business biotechnology firms and coordinate resources and funding mechanisms for this purpose.

Safe Harbor Statement

Except for historical information, the matters discussed in this news release may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of Immunotech Laboratories, Inc. and its management and are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others the successful pre-clinical development, the successful completion of clinical trials, the FDA review process and other governmental regulation, pharmaceutical collaborator interest and ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors.

CONTACT: Ara Ghanime or Harry Zhabilov 818-409-9091